EXHIBIT 23.1
                                                                   ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10197) of Suburban Propane Partners, L.P. of our reports dated October 21, 1996 appearing on pages F-2 and F-3 of this Annual Report on Form 10-K. We also consent to the application of such reports to the Financial Statement Schedule listed under Item 14(a) 2 of this Form 10-K when such schedule is read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also included this schedule.



PRICE WATERHOUSE LLP
Morristown, NJ
December 23, 1996